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                                                                   EXHIBIT 10.43

                                                                   UGI 7/22/2004

                                 UGI CORPORATION
                      2004 OMNIBUS EQUITY COMPENSATION PLAN
                          SUB-PLAN FOR FRENCH EMPLOYEES

                            STOCK OPTION GRANT LETTER

      This STOCK OPTION GRANT, dated as of____________ ___, 2004 (the "Date of Grant"), is delivered by UGI Corporation ("UGI") to _____________ (the "Participant").

                                    RECITALS

      The UGI Corporation Sub-Plan for French Employees under the 2004 Omnibus Equity Compensation Plan (the "Plan") provides for the grant of options to purchase shares of common stock of UGI. The Board of Directors of UGI (the "Board") authorizes and administers all option grants to employees in France, and the Board has decided to make a stock option grant to the Participant.

      NOW, THEREFORE, the parties to this Grant Letter, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Grant Letter and in the Plan, UGI hereby grants to the Participant a stock option (the "Option") to purchase ______ shares of common stock of UGI ("Shares") at an exercise price of U.S. $______ per Share. The Option is intended to be a qualified option for French tax purposes and a nonqualified stock option for U.S. tax purposes. The Option shall become exercisable according to Section 2 below.

2. Exercisability of Option. The Option shall become exercisable on the following date, if the Participant is employed by the Company (as defined below) on the applicable date:

                                        Shares for Which the
           Date                         Option is Exercisable
           ----                         ---------------------
_______________ __, 2008                         100%

3. Term of Option.

      (a) The Option shall have a term of nine years and six months from the Date of Grant and shall terminate at the expiration of that period (5:00 p.m. U.S. EST on ______________ __, 201_), unless it is terminated at an earlier date pursuant to the provisions of this Grant Letter or the Plan.

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      (b) If the Participant ceases to be employed by the Company, the Option will terminate on the date the Participant ceases such employment, except as provided below. If the Participant ceases to be employed by the Company by reason of (i) Termination without Cause (as defined below), (ii) Retirement (as defined below), (iii) Disability (as defined below), or (iv) death, the Option held by the Participant will thereafter be exercisable pursuant to the following terms:

            (i) Termination Without Cause. If the Participant's employment terminates on account of a Termination without Cause, the Option will thereafter be exercisable only with respect to that number of Shares with respect to which the Option is already exercisable on the date the Participant's employment terminates. Such portion of the Option will terminate upon the earlier of the expiration date of the Option or the expiration of the 13-month period commencing on the date the Participant ceases to be employed by the Company.

            (ii) Retirement. If the Participant ceases to be employed by the Company on account of Retirement, the Option will thereafter become exercisable as if the Participant had remained employed by the Company for 48 months after the date of such Retirement. The Option will terminate upon the earlier of the expiration date of the Option or the expiration of such 48-month period.

            (iii) Disability. If the Participant is determined to be Disabled, the Option will thereafter become exercisable as if the Participant had remained employed by the Company for 48 months after the date of such Disability. The Option will terminate upon the earlier of the expiration date of the Option or the expiration of such 48-month period.

            (iv) Death. In the event of the death of the Participant while employed by the Company or while the Option is outstanding pursuant to subsections (i), (ii) or (iii) above, the Option will be fully and immediately exercisable and may be exercised at any time prior to expiration of the six-month period following the Participant's death. After the Participant's death, the Participant's Option may be exercised by the Participant's estate.

4. Exercise Procedures.

      (a) Subject to the provisions of Sections 2 and 3 above, the Participant may exercise part or all of the exercisable Option by giving UGI irrevocable written notice of intent to exercise on a form provided by UGI and delivered in the manner provided in Section 13 below. Payment of the exercise price and any applicable withholding taxes must be made prior to issuance of the Shares. The Participant shall pay the exercise price (i) in cash in U.S. dollars or (ii) by payment through a broker in accordance with procedures acceptable to the Board and permitted by Regulation T of the U.S. Federal Reserve Board.

      (b) The obligation of UGI to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as UGI's counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. UGI may require that the Participant (or other person exercising the Option after the Participant's

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death) represent that the Participant is purchasing Shares for the Participant's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as UGI deems appropriate.

      (c) All obligations of UGI under this Grant Letter shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.

5. Definitions. Whenever used in this Grant Letter, the following terms shall have the meanings set forth below:

      (a) "Company" means UGI and its Subsidiaries (as defined in the Plan).

      (b) "Disability" means a long-term disability as defined in the Company's long-term disability plan applicable to the Participant.

      (c) "Employed by the Company" shall mean employment as an employee of the Company. For purposes of this Grant Letter, the Participant's period of employment shall not include any period of notice of termination of employment, whether expressed or implied. The Participant's date of cessation of employment shall mean the date upon which the Participant ceases active performance of services for the Company following the provision of such notification of termination or resignation from employment and shall be determined solely by this Grant Letter and without reference to any other agreement, written or oral, including the Participant's contract of employment.

      (d) "Retirement" means termination of employment after attaining age 55 with ten or more years of service with the Company.

      (e) "Termination without Cause" means termination of employment for the convenience of the Company for any reason other than (i) misappropriation of funds, (ii) habitual insobriety or substance abuse, (iii) conviction of a crime involving moral turpitude, or (iv) gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company.

6. Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

7. Restrictions on Exercise. Except as the Board may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant's lifetime and, after the Participant's death, the Option shall be exercisable solely by the Participant's estate, to the extent that the Option is exercisable pursuant to this Grant Letter.

8. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan and the Sub-Plan for French Employees, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not

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limited to, provisions pertaining to (i) the registration, qualification or listing of the Shares, (ii) changes in capitalization of the Company and (iii) other requirements of applicable law. The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9. No Employment or Other Rights. The grant of the Option shall not confer upon the Participant any right to be retained by or in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Participant's employment at any time. The right of the Company to terminate at will the Participant's employment at any time for any reason is specifically reserved.

10. No Shareholder Rights. Neither the Participant, nor any person entitled to exercise the Participant's rights in the event of the Participant's death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

11. Assignment and Transfers. The rights and interests of the Participant under this Grant Letter may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates.

12. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

13. Notice. Any notice to UGI provided for in this instrument shall be addressed to UGI in care of the Corporate Secretary at UGI's headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

14. Authorization to Release Necessary Personal Information.

      (a) The Participant hereby authorizes and directs the Participant's employer to collect, use and transfer in electronic or other form, any personal information (the "Data") regarding the Participant's employment, the nature and amount of the Participant's compensation and the fact and conditions of the Participant's participation in the Plan (including, but not limited to, the Participant's name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all options or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding) for the exclusive purpose of implementing, administering and managing the Participant's participation in the Plan. The Participant understands that the Data may be transferred to the Company, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer

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to a broker or other third party assisting with the exercise of options under the Plan or with whom Shares acquired upon exercise of this Option or cash from the sale of such shares may be deposited. The Participant acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of the Participant's residence. Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company, or to any third parties, is necessary for the Participant's participation in the Plan. The Participant understands that the Data will be held only as long as necessary to implement, administer and manage the Participant's participation in the Plan. For all transfers, the Participant's employer agrees and warrants that the processing, including the transfer itself, of the Data will be carried out in accordance with the French and European legal data protection regulation.

      (b) The Participant may at any time amend the Data and/or withdraw the consents herein, by contacting the Participant's local human resources representative in writing. The Participant further acknowledges that withdrawal of consent may affect the Participant's ability to exercise or realize benefits from the Option, and the Participant's ability to participate in the Plan.

15. No Entitlement or Claims for Compensation.

      (a) The grant of options under the Plan is made at the discretion of the Board, and the Plan may be suspended or terminated by UGI at any time. The grant of an option in one year or at one time does not in any way entitle the Participant to an option grant in the future. The Plan is wholly discretionary in nature and is not to be considered part of the Participant's normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Option is an extraordinary item of compensation which is outside the scope of the Participant's employment contract (if any).

      (b) The Participant shall have no rights to compensation or damages as a result of the Participant's cessation of employment for any reason whatsoever, whether or not in breach of contract, insofar as those rights arise or may arise from the Participant's ceasing to have rights under or be entitled to exercise this Option as a result of such cessation or from the loss or diminution in value of such rights. If the Participant did acquire any such rights, the Participant is deemed to have waived them irrevocably by accepting the Option.

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      IN WITNESS WHEREOF, UGI has caused its duly authorized officers to execute and attest this Grant Letter, and the Participant has executed this Grant
Letter, effective as of the Date of Grant.

                                        UGI Corporation

Attest

__________________________________      By:_____________________________________
Corporate Secretary                           Robert H. Knauss
                                              Vice President and General Counsel

I hereby acknowledge receipt of the Plan and the Sub-Plan for French Employees incorporated herein. I accept the Option described in this Grant Letter, and I agree to be bound by the terms of the Plan, including the Sub-Plan for French Employees, and this Grant Letter. I hereby further agree that all the decisions and determinations of the Board shall be final and binding on me and any other person having or claiming a right under this Grant.

______________________________
Participant

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